Exhibit 10  (iii) 50.

THE IT GROUP, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT
Pursuant to the
EXECUTIVE STOCK OWNERSHIP PROGRAM AND
THE 1996 STOCK INCENTIVE PLAN

         This Non-Qualified Stock Option Agreement ( “Agreement”) is made and entered into as of the Date of Grant indicated on Attachment A by and between THE IT GROUP, INC., a Delaware corporation (the “Company”), and the person named on Attachment A as Optionee. Capitalized terms used but not otherwise defined in this Agreement that are defined in the Program (as defined below) shall have the meanings specified in the Program.

         WHEREAS, Optionee is an officer of the Company or any of its subsidiaries or affiliates; and

         WHEREAS, pursuant to the Company’s Executive Stock Ownership Program (the “Program”) and 1996 Stock Incentive Plan (the “1996 Plan”), the committee of the Board of Directors of the Company administering the Program and 1996 Plan (the “Committee”) has approved the grant to Optionee of a non-qualified option to purchase shares of the Common Stock, par value $.01 per share, of the Company (the “Common Stock”), on the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto agree as follows:

1.
Grant of Option: Certain Terms and Conditions. The Company hereby grants to Optionee, and Optionee hereby accepts, as of the Date of Grant indicated on Attachment A, an option or options (the “Option”) to purchase the number or shares of Common Stock indicated on Attachment A (the “Option Shares”) at the Exercise Price per share indicated on Attachment A, which Exercise Price shall not be less than the market value of the Option Shares on the Date of Grant. The Option shall expire at 5:00 p.m., Pittsburgh time, on the Expiration Date indicated on Attachment A and shall be subject to all of the terms and conditions set forth in this Agreement. The Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code.

2.
Vesting. Upon the satisfaction of certain time or performance-based criteria as set forth in Attachment A, the Option shall become exercisable to purchase (“vest with respect to”) that number of Option Shares (rounded to the nearest whole share) specified in Attachment A. Any Option which has not vested prior to the Expiration Date shall expire on such Expiration Date.

THE IT GROUP, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT
Pursuant to the
EXECUTIVE STOCK OWNERSHIP PROGRAM AND
THE 1996 STOCK INCENTIVE PLAN

3.     Acceleration and Termination of Option.

(a)
Termination of Employment of Optionee.    In the event Optionee’s employment is terminated for Cause, all vested and unvested Options shall expire immediately on the Termination Date. In the event Optionee terminates his or her employment with the Company and all affiliates voluntarily, all vested and unvested Options shall expire immediately on the Termination Date. Subject to Section 3(d), below, in the event Optionee’s employment is terminated by the Company or an affiliate involuntarily (other than for Cause), all vested Options shall expire six (6) months following the Termination Date and any unvested Options shall be eligible for vesting for six (6) months following the Termination Date. Any Option which has not vested during such six (6) months following the Termination Date shall expire.

(b)
Retirement of Optionee.    In the event Optionee’s employment with the Company and all affiliates terminates on or after his or her Retirement Date, all vested Options shall expire on the second anniversary of the Optionee’s actual date of retirement. Any unvested Options shall be eligible for vesting for twelve (12) months following the Retirement Date. Any Option which has not vested during such twelve (12) months following the Retirement Date shall expire.

(c)
Death or Disability of Optionee.    In the event Optionee dies or becomes Permanently Disabled, all vested Options shall expire at the end of the original term and any unvested Option shall be eligible for vesting until the end of the original term.

(d)
Change of Control.    In the event of an involuntary termination of employment, other than for Cause, within 18 months following a Change of Control, all vested Options shall expire at the end of their original term and any unvested Option shall become immediately vested on such Termination Date and then expire at the end of the original term. The Committee, in its sole discretion, may accelerate the exercisability of the Option at any time and for any reason.

4.
Adjustments.    In the event that the outstanding securities of the class then subject to the Option are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property,

THE IT GROUP, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT
Pursuant to the
EXECUTIVE STOCK OWNERSHIP PROGRAM AND
THE 1996 STOCK INCENTIVE PLAN

shares or securities are distributed in respect of such outstanding securities, in either case a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, divided (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or, subject to the other provisions of this Agreement, in the event that substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may thereafter be acquired upon the exercise of the Option; provided, however, that any such adjustments in the Option shall be made without changing the aggregate Exercise Price of the then unexercised portion of the Option.

5.
Exercise.    The Option shall be exercisable during Optionee’s lifetime only by Optionee, by his or her guardian or legal representative, and after Optionee’s death only by the person or entity entitled to do so under Optionee’s last will and testament or applicable intestate law. The Option may only be exercised by the delivery to the Company of a written notice of such exercise pursuant to the notice procedures set forth in Section 6 hereof, which notice shall specify the number of Option Shares to be purchased (the “Purchased Shares”) and the aggregate Exercise Price for such shares (the “Exercise Notice”), together with payment in full of such aggregate Exercise Price in cash or by a cashier’s or certified bank check payable to the Company; provided, however, that payment of such aggregate Exercise Price may instead be made, in whole or in part at, the election of Optionee, either (A) by the delivery to the Company of a certificate or certificates representing shares of Common stock, duly endorsed or accompanied by a duly executed stock powers, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance or (B) by authorizing the withholding by the Company of shares of Common Stock that otherwise would be issued to Optionee as a result of the exercise of the Option (such shares to be valued in either case on the basis of the aggregate fair market value thereof on the date of such exercise), provided that (i) Optionee shall have obtained the prior written approval of the Committee to pay the Exercise Price pursuant to the methods set forth in clauses (A) or (B) of this Section 4 and (ii) the Company is not then prohibited from purchasing or acquiring such shares of Common Stock.

6.	Payment of Withholding Taxes. If the Company is obligated to withhold an amount on account of any federal, state or local tax imposed as a result of the

THE IT GROUP, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT
Pursuant to the
EXECUTIVE STOCK OWNERSHIP PROGRAM AND
THE 1996 STOCK INCENTIVE PLAN

exercise of the Option, including, without limitation, any federal, state or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax, then Optionee shall, concurrently with such exercise, pay such amount to the Company in cash or by cashier’s or certified bank check payment to the Company; provided, however, that payment of such amount may instead be made, in whole or in part, at the election of Optionee, (A) either by the delivery to the Company of a certificate or certificates representing shares of Common stock, duly endorsed or accompanied by a duly executed stock powers, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance or (B) by authorizing the withholding by the Company of shares of Common Stock that otherwise would be issued to Optionee as a result of the exercise of the Option (such shares to be valued in either case on the basis of the aggregate fair market value thereof on the date of such exercise), provided that (i) the Company is not then prohibited from purchasing or acquiring such shares of Common Stock, and (ii) Optionee shall have obtained the prior written approval of the Committee to pay such amount pursuant to the methods set forth in clauses (A) or (B) of this Section 6.

7.
Notices.    Any notice given to the Company shall be addressed to the Company at 2790 Mosside Boulevard, Monroeville, Pennsylvania 15146, Attention: Corporate Secretary or Senior Vice President, Human Resources, or at such other address as the Company may hereinafter designate in writing to Optionee. Any notice given to Optionee shall be sent to the address set forth below Optionee’s signature hereto, or at such other address as Optionee may hereinafter designate in writing to the Company. Any such notice shall be deemed duly given when sent by prepaid certified or registered mail and deposited in a post office or branch post office regularly maintained by the United States Government.

8.
Stock Exchange Requirements: Applicable Laws.     Notwithstanding anything to the contrary in this Agreement, no shares of stock purchased upon exercise of the Option, and no certificate representing all or any part of such shares, shall be issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (b) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any federal, state or other securities law, or any requirement of any stock exchange listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company; provided, however, the Company may, at its option, issue or

THE IT GROUP, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT
Pursuant to the
EXECUTIVE STOCK OWNERSHIP PROGRAM AND
THE 1996 STOCK INCENTIVE PLAN

sell unregistered stock hereunder, and Optionee hereby waives any and all rights arising out of or related to issuance or sale.

9.
Nontransferability.     Neither the Option, nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.

10.
The Program and 1996 Plan.    The Option is granted pursuant to the Program and 1996 Plan, as in effect on the Date of Grant, and is subject to all the terms and conditions of the Program and 1996 Plan, as the same may be amended from time to time; provided, however, that no such amendment shall deprive Optionee, without his or her consent, of the Option or of any of Optionee’s rights under this Agreement provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change of Control that such amendment is not reasonably likely to significantly diminish the benefits provided under such Option, or that any such diminishment has been adequately compensated. The interpretation and construction by the Committee of the Program and 1996 Plan, this Agreement, the Option and such rules and regulations as may be adopted by the Committee for the purpose of administering the Program and 1996 Plan shall be final and binding upon Optionee. Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Program and 1996 Plan, in their then-current form, to Optionee or any other person or entity then entitled to exercise the Option.

11.
Stockholder Rights.    No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement.

12.
Employment Rights.    No provision of this Agreement or of the Option granted hereunder shall (a) confer upon Optionee, if Optionee is an employee of the Company or any of its subsidiaries, any right to (i) continue in the employ of the Company or any of its subsidiaries or (ii) participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the 1996 Plan, (b) affect the right of the Company and each of its subsidiaries to terminate the employment of Optionee, with or without cause, (c) confer upon Optionee, if Optionee is an employee of any of the Company’s affiliates, any right to continue his or her relationship with the Company notwithstanding that

THE IT GROUP, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT
Pursuant to the
EXECUTIVE STOCK OWNERSHIP PROGRAM AND
THE 1996 STOCK INCENTIVE PLAN

Optionee remains an employee of an affiliate of the Company, or (d) if Optionee is an employee of an affiliate of the Company, affect the right of the Company to discontinue its relationship with such Optionee or Optionee’s employee. Optionee hereby acknowledges and agrees that the Company and each of its subsidiaries may terminate the employment of Optionee at any time and for any reason, or for no reason, unless Optionee and the Company or such subsidiary are parties to a written employment agreement that expressly provides otherwise.

13.	Setoff. The Company shall have the right to setoff any Option or other amount due hereunder against any amount owed by Optionee to Company.

14.	Governing Law. This Agreement and the Option granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, the Company and Optionee have duly executed this Agreement as of the Date of Grant.

THE IT GROUP, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT
Pursuant to the
EXECUTIVE STOCK OWNERSHIP PROGRAM AND
THE 1996 STOCK INCENTIVE PLAN

ATTACHMENT A

Optionee:

Grant Number:

Date of Grant:

No. of Shares Purchasable:

Exercise Price Per Share:

Expiration Date:

Performance-Based Vesting Criteria:	• 50% of the Option Shares shall vest if and when the price of the Common Stock averages $ for 90 calendar days

• 50% of the Option Shares shall vest if and when the price of the Common Stock averages $ for 90 calendar days

Time-Based Vesting Criteria:	• Option Shares which do not vest pursuant to the above performance- based vesting criteria shall become fully vested on the date which is four years following the date of grant

THE IT GROUP, INC.	OPTIONEE

By:
Secretary	Name (Signature)

Street Address

City, State and Zip Code

Social Security Number